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Exhibit 10.4

NEW WORLD RESTAURANT GROUP, INC.

STOCK OPTION PLAN FOR INDEPENDENT DIRECTORS

Effective January 1, 2004

i

NEW WORLD RESTAURANT GROUP, INC.
STOCK OPTION PLAN
FOR NON-EMPLOYEE DIRECTORS

        The Board of Directors of New World Restaurant Group, Inc. (the "Board"), a Delaware corporation (the "Company"), hereby establishes the New World Restaurant Group, Inc. Stock Option Plan for Independent Directors (the "Plan"), effective January 1, 2004 (the "Effective Date").

PURPOSES

        The purposes of the Plan are to provide Independent Directors of the Company added incentive to continue in the service of the Company and a more direct interest in the future success of the operations of the Company by granting to such directors options ("Options") to purchase shares of the $.001 par value common stock (the "Stock") of the Company upon the terms and conditions described below.

ARTICLE I
GENERAL

        1.1   Definitions. For purposes of the Plan and as used herein, an "Independent Director" is an individual who (a) is a member of the Board of Directors of the Company and (b) meets the criteria set forth in § 301 of the Sarbanes-Oxley Act of 2002 and related guidance. An Independent Director to whom an Option is granted is referred to herein as a "Holder." The agreement between the Company and the Independent Director containing the terms of an Option is referred to as a "Stock Option Agreement."

        1.2   Nature of Options. The Options granted hereunder shall be options that do not satisfy the incentive stock option requirements of section 422 of the Code.

ARTICLE II
PLAN ADMINISTRATION

        2.1   Duties and Powers of Board. The Plan shall be administered by the Board. The Board shall conduct the general administration of the Plan in accordance with its provisions. The Board's duties and powers shall include, but not be limited to, the power to interpret the Plan and the Stock Option Agreements, to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Stock Option Agreement, to determine the rights of all Independent Directors and other interested persons hereunder, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.

        2.2   Professional Assistance and Good Faith Actions. All expenses and liabilities incurred by members of the Board in connection with the administration of the Plan shall be borne by the Company. The Board may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Board, the Company, and its officers shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon all Independent Directors, the Company, and all other interested persons. No member of the Board shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or the Options, and all members of the Board shall be fully protected by the Company in respect to any such action, determination or interpretation.

ARTICLE III
OPTIONS

        3.1   Eligibility. The Independent Directors on the Effective Date and each Independent Director elected thereafter shall be eligible to receive Options to purchase Stock in accordance with Section 3.2 on the terms and conditions herein described.

        3.2   Grant. Subject to stockholder approval of the Plan, on the first day of each January during the term of this Plan, each individual then serving as an Independent Director shall be granted an Option to purchase 10,000 shares of Stock.

        3.3   Terms. As soon as possible after an Independent Director becomes entitled to the grant of an Option under Section 3.2, the Secretary of the Company shall issue such Option and shall cause to be executed a Stock Option Agreement for the number of Options granted, which shall be executed by such Independent Director and an authorized officer of the Company. In the event of any inconsistency between the provisions of the Plan and any Stock Option Agreement entered into hereunder, the provisions of the Plan shall govern. Options issued pursuant to the Plan shall have the following terms and conditions in addition to those set forth elsewhere herein:

          (a)   Number. Each Independent Director shall receive under the Plan Options to purchase the number of shares of Stock specified in Section 3.2, subject to adjustment as provided in Article IV.

          (b)   Price. The price at which each share of Stock covered by an Option may be purchased by each Independent Director shall be the Fair Market Value (as defined in Section 6.5) of the Stock on the date of grant, subject to adjustment as provided in Article IV.

          (c)   Duration of Options. The period within which each Option may be exercised shall expire five years from the date the Option is granted (the "Option Period"), unless terminated sooner pursuant to subsection (d) below or fully exercised prior to the end of such period.

          (d)   Termination of Option Prior to End of Option Period. The Option shall terminate prior to the end of the Option Period in the following circumstances:

            (i)    If the Holder is removed as a director of the Company during the Option Period for cause (as determined by the Board in its absolute discretion), the Option shall be void thereafter for all purposes.

            (ii)   If the Holder dies during the Option Period while serving as a director, the Option may exercised by those empowered to do so under the Holder's will or by the then applicable laws of descent and distribution within twelve months following the Holder's death (if otherwise within the Option Period), but not thereafter.

          (e)   Transferability. Each Option granted under the Plan shall not be transferable by the Holder other than by will or the laws of descent and distribution and shall be exercisable during the Holder's lifetime only by the Holder or, in the event of disability or incapacity, by the Holder's guardian or legal representative. The Holder's guardian or legal representative shall have all of the rights of the Holder under this Plan.

          (f)    Exercise, Payments, etc.

            (i)    The method of exercising each Option granted shall be by delivery to the Company of written notice specifying the number of shares with respect to which the Option is exercised. The purchase of Stock pursuant to the Option shall take place at the principal office of the Company within thirty days following delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods set forth in Section 3.3(f)(ii) or a combination thereof. The Option shall be exercised when the purchase price is paid in full. A properly executed certificate or certificates representing the Stock shall be delivered to the Holder upon payment therefor. If Options on less than all shares evidenced by an Option Certificate are exercised, the Company may deliver a new Option Certificate evidencing the Option on the remaining shares on delivery of the outstanding Option Certificate for the Option being exercised.

            (ii)   The exercise price shall be paid by any of the following methods or any combination of such methods, at the option of the Holder: (A) cash, or (B) certified, cashier's, or other check acceptable to the Company, payable to the order of the Company; or (C) delivery to the Company of certificates representing the number of shares of Stock then owned by the Holder, the Fair Market Value of which (determined as of the date the notice of exercise is delivered to the Company) equals the price of the Stock to be purchased pursuant to the Option, properly endorsed for transfer to the Company. No Option may be exercised by delivery to the Company of certificates representing Stock that has been held by the Holder for less than six months or such other period as shall be sufficient for the Company to avoid, if possible, the recognition of expense with respect to the Option for accounting purposes.

          (g)   Commencement of Exercisability. Each Option shall become exercisable six (6) months after the Option is granted.

          (h)   Compliance with Certain Company Policies. The Holder shall comply at all times with the Company's policy on trading securities of the Company as such policy is in effect from time to time.

ARTICLE IV
STOCK SUBJECT TO THE PLAN

        4.1   Number of Shares. A total of 200,000 shares are authorized for issuance under the Plan in accordance with the provisions of the Plan. This authorization may be further increased from time to time by approval of the Board and by the stockholders of the Company if, in the opinion of counsel for the Company, such stockholder approval is required. Shares of Stock that may be issued upon the exercise of Options shall be applied to reduce the maximum number of shares remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Stock, or as treasury Stock, at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

        4.2   Unused and Forfeited Stock. Any shares of Stock that are subject to an Option under this Plan that are not used because the terms and conditions of the Option are not met, including any shares that are subject to an Option that expires or is terminated for any reason, shall automatically become available for use under the Plan. Any shares of Stock that are used to pay the Option Price shall not become available for the grant of Options under the Plan.

        4.3   Adjustments for Stock Split, Stock Dividends, Etc. If the Company shall at any time increase or decrease the number of its outstanding shares of Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the shares of Stock as to which Options may be granted under the Plan; and (ii) the shares of Stock then subject to each outstanding Option.

        4.4   Dividend Payable in Stock of Another Corporation, Etc. If the Company shall at any time pay or make any dividend or other distribution to the holders of Stock payable in securities of another corporation or other property (except money or Stock), a proportionate part of such securities or other property shall be set aside and delivered to any Holder then holding an Option for the particular type of Stock for which the dividend or other distribution was made, upon exercise thereof. Prior to the time that any such securities or other property are delivered to a Holder in accordance with the foregoing, the Company shall be the owner of such securities or other property and shall have the right to vote the securities, receive any dividends payable on such securities, and in all other respects shall be treated as the owner. If securities or other property that have been set aside by the Company in accordance with this Section are not delivered to a Holder because an Option is not exercised, then such securities or other property shall remain the property of the Company and shall be dealt with by the Company as it shall determine in its sole discretion.

        4.5   Other Changes in Stock. If there shall be any change, other than as specified in Sections 4.3 and 4.4, in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Board shall in its discretion determine that such change equitably requires an adjustment in the number or kind of shares subject to outstanding Options or which have been reserved for issuance pursuant to the Plan but are not then subject to an Option, then such adjustments shall be made by the Board and shall be effective for all purposes of the Plan and on each outstanding Option that involves the particular type of stock for which a change was effected.

        4.6   Rights to Subscribe. If the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company or of any other corporation, there shall be reserved with respect to the shares then subject to an Option held by any Holder of the particular class of Stock involved, the Stock or other securities which the Holder would have been entitled to subscribe for if immediately prior to such grant the Holder had exercised his entire Option. If, upon exercise of any such Option, the Holder subscribes for the additional Stock or other securities, the Holder shall pay to the Company the price that is payable by the Holder for such Stock or other securities.

        4.7   General Adjustment Rules. No adjustment or substitution provided for in this Article IV shall require the Company to issue a fractional share under any Option and the total substitution or adjustment with respect to each Option shall be limited by deleting any fractional share. In the case of any such substitution or adjustment, the purchase price with respect to each such Option shall be equitably adjusted by the Board to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed.

        4.8   Determination by the Board, Etc. Adjustments under this Article IV shall be made by the Board, whose determinations with regard thereto shall be final and binding.

ARTICLE V
CORPORATE REORGANIZATION; CHANGE OF CONTROL

        5.1   Adjustment of Options. Upon the occurrence of a Corporate Transaction (as defined in Section 5.3), the Board shall take any one or more of the following actions with respect to outstanding Options:

          (a)   Provide that any or all Options shall become fully exercisable regardless of whether all conditions of exercise have been satisfied;

            (a)   Provide that any Options that are outstanding at the time the Corporate Transaction is closed shall expire at the time of the closing;

            (b)   Provide that any Options that are outstanding at the time the Corporate Transaction is closed shall be cancelled and the Independent Director holding such cancelled Option shall receive in exchange therefore a cash payment equal to the greater of (a) the Fair Market Value of a share of Stock measured on the date immediately prior to the date of the Corporate Transaction less the per share exercise price set forth in the Independent Directors' Option, multiplied by the number of shares of Stock purchasable under the Option; or (b) the fair market value, as determined by the Board in its sole discretion, of the cash, securities or other consideration into which a share of Stock is to be exchanged pursuant to the Corporate

    Transaction, less the exercise price set forth in the Independent Directors' Option, multiplied by the number of shares of Stock purchasable under the Option;

            (c)   Provide for the assumption or substitution of any or all Options as described in Section 5.2;

            (d)   Make any other provision for outstanding Options as the Board deems appropriate; and

The Board need not take the same action with respect to all outstanding Options or to all outstanding Options of the same type.

        5.2   Assumption or Substitution of Options. The Company, or the successor or purchaser, as the case may be, may make adequate provision for the assumption of the outstanding Options or the substitution of new options for the outstanding Options on terms comparable to the outstanding Options.

        5.3   Corporate Transaction. A Corporate Transaction shall include the following:

          (a)   Merger; Reorganization: the merger or consolidation of the Company with or into another corporation or other reorganization (other than a reorganization under the United States Bankruptcy Code) of the Company (other than a consolidation, merger, or reorganization in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Stock); or

            (a)   Sale: the sale or conveyance of the property of the Company as an entirety or substantially as an entirety (other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company);

            (b)   Liquidation: the dissolution or liquidation of the Company;

            (c)   Change of Control: A "Change of Control" means any transaction or event occurring on or after the date of this Plan as a direct or indirect result of which (a) any Person or any group in the aggregate equity interests (other than Greenlight Capital Offshore Ltd.) shall (1) beneficially own (directly or indirectly) of the Company having more than 50% of the aggregate voting power of all equity interests of the Company at the time outstanding or (2) have the right or power to appoint a majority of the board of directors of the Company; (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the board of directors of the Company then in office; or (c) any event or circumstance constituting a "change of control" under any documentation evidencing or governing any indebtedness of the Company in a principal amount in excess of $10.0 million shall occur which results in an obligation of the Company to prepay (by acceleration or otherwise purchase, offer to purchase, redeem or defease) all or a portion of such indebtedness.

The terms "beneficially own", "beneficial owner" and "Group" shall have the meanings ascribed to such terms in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that, for the purposes of this definition of "Change of Control" only, any Person or Group other than the Greenlight Capital Offshore Ltd. shall be deemed to be the current beneficial owner of any shares of voting Stock of the Company, or any interests or participations in, or measured by the profits of, the Company, that are issuable upon the exercise of any option, warrant or similar right, or upon the conversion of any convertible security, in either case owned by such Person or Group without regard to whether such option, warrant or convertible security is currently exercisable or convertible or will become convertible or exercisable within 60 days if the exercise or conversion price thereof at the time of grant was lower than the fair market value of the underlying security at the time of grant; or

          (d)   Other Transactions: Any other transaction that the Board determines by resolution to be a Corporate Transaction.

        5.4   Deductibility under Code § 280G. Notwithstanding the provisions of Section 5.1, Options that are not otherwise exercisable at the time of a Corporate Transaction shall only become exercisable as described in Section 5.1 or cancelled and settled for cash or other consideration as permitted under Section 5.1 to the extent such exercise and issuance of shares of Stock or payment with respect to a particular non-employee director continues to be deductible by the Company pursuant to Code § 280G.

ARTICLE VI
GENERAL PROVISIONS

        6.1   Stockholder Approval. The Plan will be submitted for the approval of the Company's stockholders within 12 months after the date of the Board's initial adoption of the Plan. No Options shall be exercised under the Plan prior to approval of the Plan by the Company's stockholders.

        6.2   Termination of Plan. The Plan shall terminate whenever the Board adopts a resolution to that effect. After termination, no additional Options shall be granted under the Plan, but Options outstanding at the time of the Plan termination may continue to be exercised in accordance with their terms.

        6.3   Amendments, Etc. The Board may from time to time amend, modify, suspend or terminate the Plan. Nevertheless, no such amendment, modification, suspension, or termination shall impair any Option theretofore granted under the Plan or deprive any Holder of any shares of Stock that he may have acquired through or as a result of the Plan without the consent of the Holder. The Company shall obtain the approval of stockholders to any amendment or modification of the Plan to the extent required by Rule 16b-3 under the Exchange Act (or any successor applicable rule) or by the listing requirements of the National Association of Securities Dealers, Inc. or any stock exchange on which the Company's securities are quoted or listed for trading.

        6.4   Treatment of Proceeds. Proceeds from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

        6.5   Fair Market Value. means, as of a given date, (i) the closing price of a share of Stock on the principal stock exchange on which the Stock is then trading, if any (or as reported on any composite index that includes such principal exchange) on such date, or if shares were not traded on such date, then on the next preceding date on which a trade occurred; or (ii) if the Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Stock on such date as reported by Nasdaq or such successor quotation system; or (iii) if the Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a share shall be determined by the Board acting in good faith.

        6.6   Rights as Stockholders. The Holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company with respect to any shares of Stock purchasable upon the exercise of any part of an Option unless and until certificates representing such shares of Stock have been issued by the Company to such Holders.

        6.7   Conditions to Issuance of Stock Certificates. Stock shall not be issued with respect to an Option granted hereunder unless the exercise of such Option and the issuance and delivery of shares of Stock pursuant thereto shall comply with all relevant provisions of law, including the law of the Company's state of incorporation, the Securities Act of 1933, the Exchange Act, the rules and regulations thereunder and the requirements of any stock exchange upon which the Stock may then be listed, and shall be further subject to the approval of the Company's counsel with respect to such compliance. The Plan, the grant and exercise of an Option to purchase shares of Stock hereunder, and the Company's obligation to sell and deliver shares upon the exercise of rights to purchase shares shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency which may, in the opinion of counsel for the Company, be required.

        6.8   No Right to Continued Membership on Board. Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Independent Director any right to continue as a director of the Company or shall interfere with or restrict in any way the rights of the Company and its stockholders, which are hereby expressly reserved, to remove any Independent Director at any time for any reason whatsoever, with or without cause.

        6.9   No Assignment. No right or interest of any Option Holder in an Option granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Option Holder, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy.

        6.10 Tax Withholding. The Company shall be entitled to require payment or deduction from other compensation payable to each Independent Director of any sums required by federal, state or local tax laws to be withheld with respect to any Option. The Board may in its discretion allow such Independent Director to elect to have the Company withhold shares of Stock (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. If the Director elects to advance such sums directly, written notice of that election shall be delivered on or prior to such exercise and, whether pursuant to such election or pursuant to a requirement imposed by the Company, payment by check of such sums for taxes shall be delivered within two days after the date of exercise. If, as allowed by the Board, the Director elects to have the Company withhold shares of Stock (or allow the return of shares of Stock) having a Fair Market Value equal to sums required to be withheld, the value of the shares of Stock to be withheld (or returned, as the case may be) will be equal to the Fair Market Value of such shares on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Elections by such persons to have shares of Stock withheld for this purpose will be subject to the following restrictions: (1) the election must be made on or prior to the Tax Date, (2) the election must be irrevocable, (3) the election shall be subject to the disapproval of the Board, and (4) the election shall be subject to such additional restrictions as the Board may impose in an effort to secure the benefits of any regulations under Section 16 of the Exchange Act. The Board shall not be obligated to issue shares and/or distribute cash to any person upon exercise of any Option until such payment has been received or shares have been so withheld, unless withholding (or offset against a cash payment) as of or prior to the date of such exercise is sufficient to cover all such sums due or which may be due with respect to such exercise.

        6.11 Section Headings. The Section headings are included herein only for convenience, and they shall have no effect on the interpretation of the Plan.

        6.12 Severability. If any article, section, subsection or specific provision is found to be illegal or invalid for any reason, such illegality or invalidity shall not effect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provision had never been set forth in the Plan.

        6.13 Rule 16b-3. This Plan is intended to comply with the requirements of Rule 16b-3 under the Exchange Act and any successor applicable rule so that grants under the Plan will satisfy the requirements of Rule 16b-3 under the Exchange Act. To the extent the Plan does not conform to such requirements, it shall be deemed amended to so conform without any further action on the part of the Board of Directors or stockholders.

NEW WORLD RESTAURANT GROUP, INC., a Delaware corporation
Date:	March 26, 2004	By:	/s/ PAUL J.B. MURPHY, III Paul J.B. Murphy, III Chairman and Chief Executive Officer and Principal Executive Officer

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NEW WORLD RESTAURANT GROUP, INC. STOCK OPTION PLAN FOR INDEPENDENT DIRECTORS Effective January 1, 2004